Exhibit 10.2

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED ESCROW AGREEMENT

This Amendment No. 1 to the Amended and Restated Escrow Agreement, dated as of November 21, 2014 (this “Amendment”), is made and entered into as of July 2, 2015 by and among Business Development Corporation of America II, a Maryland corporation (the “Company”), Realty Capital Securities, LLC, a Delaware limited liability company (the “Dealer Manager”), for itself and for and on behalf of its selected dealers (the “Selected Dealers”), and UMB Bank, N.A., as escrow agent, a national banking association organized and existing under the laws of the United States of America (the “Escrow Agent”).

RECITALS

WHEREAS, the Company, the Dealer Manager, for itself and for and on behalf of its Selected Dealers, and the Escrow Agent are parties to the Amended and Restated Escrow Agreement, dated as of November 21, 2014 (the “Agreement”); and

WHERAS, the Company, the Dealer Manager, for itself and for and on behalf of its Selected Dealers, and the Escrow Agent desire to amend the Agreement to correct certain defined terms appearing therein, as set forth in greater detail below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company, the Dealer Manager, for itself and for and on behalf of its Selected Dealers, and the Escrow Agent for themselves and their respective successors and permitted assigns, hereby agree as follows:

1.          The third recital of the Agreement is hereby amended and replaced with the following:

WHEREAS, the Company has agreed that the subscription price paid by subscribers for shares will be refunded to such subscribers if at least $2,000,000 of gross offering proceeds, including proceeds from shares purchased by the Company’s investment adviser, BDCA Adviser II, LLC (the “Adviser”) and the Adviser’s affiliates (the “Minimum Offering Requirement”) has not been raised within one year from the date that the U.S. Securities and Exchange Commission (the “SEC”) declared the Offering Document effective (such one-year anniversary being referred to as the “Closing Date”);

2.          Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the law of the State of Missouri, without regard to the conflicts of law rules of such state.

3.          Counterparts. This Amendment may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both Parties need not sign the same counterpart.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

COMPANY:

Business Development Corporation of America II

By:	/s/ Peter M. Budko
Name:	Peter M. Budko
Title:	Chairman, Chief Executive Officer and President

DEALER MANAGER:

Realty Capital Securities, LLC

By:	/s/ Louisa Quarto
Name:	Louisa Quarto
Title:	President

ESCROW AGENT:

UMB Bank, N.A., as Escrow Agent

By:	/s/ Lara L. Stevens
Name:	Lara L. Stevens
Title:	Vice President